Exhibit 14 (a)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Hennessy Cornerstone Mid Cap 30 Fund
Hennessy Cornerstone Large Growth Fund

We consent to the use of our reports dated December 22, 2016, with respect to the financial statements of Hennessy Cornerstone Mid Cap 30 Fund and Hennessy Cornerstone Large Growth Fund, incorporated herein by reference, and to the references to our firm under the headings “Experts,” and “Financial Highlights” in the Prospectus on Form N-14.

/s/ KPMG LLP
Chicago, Illinois
June 9, 2017